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                                                                  EXHIBIT 5.1

                   [SUELTHAUS AND WALSH, P.C. LETTERHEAD]


Larry K. Harris


                               September 10, 1996



The Board of Directors
Intensiva HealthCare Corporation
7733 Forsyth Boulevard, 11th Floor
St. Louis, Missouri 63105

     Re:  Common Stock, $0.001 Par Value Per Share

Gentlemen:

     We have acted as counsel to Intensiva HealthCare Corporation, a Delaware corporation (the "COMPANY"), in connection with the corporate proceedings (the "CORPORATE PROCEEDINGS") taken and to be taken relating to the proposed public offering by the Company and certain shareholders of the Company of up to an aggregate of 3,250,230 shares (the "SHARES") of the Company's common stock, $0.001 par value per share (the "COMMON STOCK"). We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-1 (the "REGISTRATION STATEMENT") relating to such shares of Common Stock. In this connection, we have examined such corporate and other records, instruments, certificates, opinions, and documents as we considered necessary to enable us to express this opinion. We have assumed without any independent verification or examination that the Company has received, or in the case of newly issued Shares, will receive, payment in full of the higher of contract price or par value with respect to such Shares. As to any other facts material to the opinions expressed herein which were not independently established or verified, we have relied upon and assumed the present and continuing truth and accuracy of those factual representations made to us by directors and officers of the Company.

     Based on the foregoing, it is our opinion that upon completion of the Corporate Proceedings, the Shares will have been duly authorized for issuance, and, when the Shares
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The Board of Directors
September 10, 1996
Page 2


are delivered in accordance with the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement and the Corporate Proceedings, the Shares will be validly issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."



                                            Sincerely yours,

                                            /s/ Larry K. Harris

                                            Suelthaus & Walsh, P.C.





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